Exhibit 10.1

DATED 11 JANUARY 2019

SECOND AMENDING AGREEMENT TO

THE SHARE SALE AGREEMENT FOR THE ENTIRE ISSUED SHARE CAPITAL OF TD HOLDINGS LIMITED AND

THE SECURED PROMISSORY NOTE

Gray Corporate Law Limited

Unit 1, 6-8 London Street, Sydney NSW 2042 Australia

THIS AGREEMENT is made on 11 January 2019

BETWEEN

(1)	GROM SOCIAL ENTERPRISES, INC. a company incorporated in the State of Florida, the United States of America (formerly known as GROM HOLDINGS INC.), and having its principal office at 2060 NW Boca Raton Boulevard, Suite #6 Boca Raton Florida 33431 (“Buyer”);

(2)	WAYNE EDWARD DEARING of 12 Zinia Street, Valle Verde 2, Brgy Ugong, Pasig City 1605, DAVID ARDEN PEABODY of 4 Banaba Rd Bgy, Forbes Park, Forbes Park South, Makati City, Philippines and MICHAEL ALLARDICE GORDON HISCOCK of 85 Wanganella Street, Balgowlah 2093, Sydney, Australia (collectively the “Sellers”);

WHEREAS

(A)	The Buyer and the Sellers entered into an agreement dated 20 June 2016 for the sale and purchase of the entire issued share capital of TD Holdings Limited (“Original Agreement”).

(B)	The Original Agreement was amended on 1 January 2018.

(C)	The Buyer has requested an extension of the date of repayment of the Secured Promissory Note, to which the Sellers have agreed.

(D)	The Buyer and the Sellers now wish to amend the terms and conditions of the Original Agreement and the Secured Promissory Note by entering into this Agreement.

IT IS AGREED as follows:

1.	Definitions

1.1	In this Agreement, the following words and expressions shall have the following meanings unless the context otherwise requires:

Agreement means this Agreement.

First Amendment Agreement means the agreement entered into between the Sellers and the Buyers dated 1 January 2018 amending the terms and conditions of the Original Agreement and the Secured Promissory Note.

Group Profit Share means a share in the retained earnings of the Group, required without restriction or condition by the Sellers to be calculated and paid monthly in arrears by the Buyers in accordance with the Sellers payment instructions after making prudent provision for:

(a)	The working capital requirements of the Group;

(b)	The capital expenditure requirements of the Group;

(c)	In both cases cognisant of the Sellers’ plans to perform the EBITDA targets set out in the Earnout Payments; and

(d)	If the Sellers have concerns around the way in which the Buyers have dealt with items in paragraphs (a), (b) and (c) above, the Sellers may refer their concerns to an Expert for determination under clause 27 of the Original Agreement.

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Original Agreement means the agreement entered into between the Sellers and the Buyer dated 20 June 2016 for the sale and purchase of the entire issued share capital of TD Holdings Limited.

Secured Promissory Note means the loan note created by the Sellers and the Buyer dated 16 June 2016 to give effect to the Buyer Notes referred to in the Original Agreement.

2.	Interpretation

2.1	In this Agreement, unless the context otherwise requires:

(a)	defined words used in this Agreement shall have the meaning ascribed to them in the Original Agreement and the Secured Promissory Note both as amended by the First Amendment Agreement;

(b)	references to times of day are, unless the context otherwise requires, to Hong Kong time and references to a day are to a period of twenty-four hours running from midnight on the previous day;

(c)	any amount expressed to be in $ or dollars, shall be to the lawful currency of the United States of America;

(d)	the index, headings and any descriptive notes in brackets following references to statutes in this Agreement are for convenience only and shall not affect its construction or interpretation;

(e)	references to Clauses, Recitals or Schedules are to clauses of and recitals and schedules to this Agreement and references in a Schedule or a part of a Schedule to a paragraph are to a paragraph of that Schedule or that part of that Schedule;

(f)	all Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined herein shall have the meaning as defined in this Agreement;

(g)	use of the singular shall include the plural and vice versa, and the use of any gender shall include all other genders;

(h)	references to any document in the agreed form means in a form agreed by the parties and for the purposes of identification initialled by each party;

(i)	a party means a party to this Agreement and includes its permitted assignees and successors in title and, in the case of an individual, his estate and personal representatives;

(j)	a Person shall include any individual, firm, company, state or agency of the state or any association or partnership or other body or entity (wherever and howsoever incorporated or established), and in each case, vice versa;

(k)	includes or including shall mean including without limitation;

(l)	general words shall not be given a restrictive meaning;

(m)	writing or written includes faxes and any non-transitory form of visible reproduction including e-mail;

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(n)	The words “hereof,” “herein,” “hereto” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(o)	the captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

(p)	unless the context of this Agreement clearly requires otherwise, the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or."

(q)	a rule of construction does not apply to the disadvantage of a party because the party was responsible for the preparation of this Agreement or any part of it; and

(r)	where any agreement, acknowledgement, covenant, representation, warranty, indemnity, undertaking, obligation or liability is expressed to be made, undertaken or given by two or more persons their liability shall be deemed to be joint and several.

3.	Agreement to Amend

3.1	This Agreement and each of its terms and conditions, is an amendment to the Original Agreement and the Secured Promissory Note, and are deemed to be included where relevant in the terms and conditions of the Original Agreement and the Secured Promissory Note. To the extent that there is an in consistency between a term or a condition in this Agreement and the Original Agreement or the Secured Promissory Note, this Agreement will prevail.

3.2	The Sellers agree to amend the Original Agreement and the Secured Promissory Note by extending repayment of the Buyer Notes from the third anniversary of the Closing Date to 2 April 2020 in consideration for the following:

(a)	Receipt of 800,000 Buyer Shares immediately upon execution of this Agreement by all parties in accordance with each of the Buyer’s instructions;

(b)	Amendment of the Earnout Payment, from the date hereon, to 50 percent cash (clause 5.2(a) of the Original Agreement) and 50 percent Buyer Shares (clause 5.2(b) of the Original Agreement);

(c)	If the Secured Promissory Note is not repaid by 2 July 2019, without prejudice to the Sellers rights to enforce, and in no way to be interpreted as a waiver of, an Event of Default under the Secured Promissory Note, the Consideration is to be increased by payment to the Sellers of the Group Profit Share, which for the avoidance of doubt commences on, and includes all Group Profit Share earned from, 3 July 2019 to the date that the Secured Promissory Note is paid in full;

(d)	If the Secured Promissory Note is not repaid by 2 July 2019, the following additional covenants are hereby provided by the Buyer to the Sellers while all amounts payable under the Original Agreement and the Secured Promissory Note remain unpaid, the following covenants are hereby deemed to be provided by the Buyer to the Seller on 3 July 2019:

-	No Management Fee shall be paid to the Buyer as is provided for in the Original Agreement;

-	No directors’ fees or any reimbursement in directors costs, shall be paid to any director of a Group company, except for fees and expenses claims of Dearing;

-	No distribution of cash, payment of fees, in whatever form, from the Group to the Buyer or any Affiliate of the Buyer;

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-	No payment, or assumption, by the Group of any liability (actual or contingent) of the Buyer or any Affiliate of the Buyer.

-	Any action similar to the above where the Group is incurring a debit to the credit of the Buyer or any affiliate of the Buyer.

(e)	The Secured Promissory Note is convertible into Buyer Shares at the option of each of the Sellers (Option) where;

-	The Buyer Shares may be freely sold pursuant to an available exemption from the registration requirement of the Securities Act of 1933, as amended;

-	The Option conversion price shall be US$0.27 per Buyer Share;

-	The Option conversion rights are exercisable at any time by a Seller notifying the Buyer in writing prior to repayment in full of the Secured Promissory Note;

-	The Option conversion may, at the election of a Seller, be in full or in part;

-	The Option right to covert expires on repayment in full of the Note where the Buyer must give the Sellers one months prior notice in writing of repayment in full (Repayment Notice) to allow the Sellers time to assess exercise of the Option; and

-	A Seller who elects to convert must notify the Buyer within two weeks of receipt of a Repayment Notice and notify the Buyer of the shareholder details.

4.	Confidentiality

4.1	The parties undertake to keep confidential the terms of this Agreement and all information about each other, and will ensure that the same level of confidentiality binds its employees, agents and advisors.

4.2	The parties shall be entitled to disclose the information where:

(a)	Information becomes public knowledge other than as a direct or indirect result of the information being disclosed in breach of this Agreement;

(b)	The parties agree in writing that such information is not confidential; and

(c)	The disclosure is required by law, or by a regulatory body, tax authority or securities exchange.

5.	Assignment

5.1	This Agreement shall be binding on and shall enure for the benefit of the successors in title of each party.

5.2	No party shall be entitled to assign the benefit of any rights under this Agreement without the prior written consent of the other parties, such consent not to be unreasonably withheld.

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6.	Further Assurance

Each party shall execute or procure that any necessary third party shall execute all such documents and/or do or procure the taking of such steps as the other party shall after Closing reasonably require in order to give effect to this Agreement (and any document entered into pursuant to it) and to give each party the full benefit of the provisions of such documents.

7.	Waiver, Variation and Release

7.1	No failure or delay by a party in exercising any claim, remedy, right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any claim, remedy, right, power or privilege preclude any further exercise of any other claim, right, power or privilege.

7.2	No variation of this Agreement shall be effective unless it is agreed in writing and executed by each party.

8.	Costs

The Buyer shall pay the Sellers legal costs relating to this Agreement of US$7,500.

9.	Counterparts

This Agreement may be entered into in two or more counterparts, and by the parties to it on separate counterparts, but shall not be effective until each party has executed at least one counterpart, and each counterpart, when executed and delivered shall be an original, and all counterparts shall together constitute one and the same document.

10.	Invalidity

Each of the provisions of this Agreement shall be read and construed independently of the other provisions as entirely separate and is severable. If any provision (or part thereof) is found by any court or competent authority to be illegal, invalid or unenforceable in any jurisdiction, that provision (or part thereof) shall be deemed not to be part of this Agreement and shall not affect the continuation in force of the remainder of this Agreement.

11.	Third Party Rights

This Agreement and the documents referred to in it are made for the benefit of the parties to them and their successors and permitted assigns, and are not intended to benefit, or be enforceable by, anyone else.

12.	Governing Law and Jurisdiction

12.1	This Agreement and any dispute claim or obligation (whether contractual or non-contractual) shall be governed by and construed in all respects in accordance with the law of Hong Kong.

12.2	The parties irrevocably agree to submit to the exclusive jurisdiction of the courts of Hong Kong in relation to any dispute, claim or obligation (whether contractual or non-contractual) arising out of or in connection with this Agreement or the legal relationships established by it.

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IN WITNESS WHEREOF THIS AGREEMENT has been executed by the parties

EXECUTED by GROM SOCIAL ENTERPRISES, INC.	)
in accordance with its constituting	)
documents and the laws by which it is governed by:	)
)
Darren Marks
Chief Executive Officer, President
and Chairman

Mel Leiner
Chief Operating Officer, Executive VicePresident, Chief Financial Officer, Secretary and Director
)
EXECUTED by WAYNE EDWARD DEARING	)
in the presence of:	)
)
)
Signature of Witness		Wayne Edward Dearing

Name of Witness

EXECUTED by DAVID ARDEN PEABODY	)
in the presence of:	)
)
)
)
Signature of Witness		David Arden Peabody

Name of Witness

EXECUTED by MICHAEL ALLARDICE GORDON	)
HISCOCK in the presence of:	)
)
)
Signature of Witness	)	Michael Allardice Gordon Hiscock

Name of Witness

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